UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2023

INDOOR HARVEST CORP.

(Exact name of registrant as specified in charter)

Texas	000-55594	45-5577364
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7401 W. Slaughter Lane #5078, Austin, Texas, 78739

(Address of Principal Executive Offices) (Zip Code)

(512) 309-1776

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2023, Indoor Harvest Corp. (“Indoor Harvest” or “Buyer”) entered into a Membership Interest and Stock Purchase Agreement (the “Agreement”) with Travis Priddy, (“Seller”), Opportunity Development Group, LLC, a South Carolina limited liability company (the “Company”), 369 Hemp, Inc., a Nevada corporation (the “Subsidiary”) and John Burleson (“John Burleson”) (the “Subsidiary,” and together with the Company, the “Acquired Companies” and each an “Acquired Company”). Seller owns all of the issued and outstanding membership interests (the “Membership Interests”) of the Company; the Company owns 99.2% of the Subsidiary and John Burleson owns 0.8% of the Subsidiary. The Agreement provides that, subject to the terms and conditions set forth therein, Indoor Harvest will indirectly, wholly-own the Subsidiary by acquiring John Burleson’s interest in the Subsidiary and Seller’s Membership Interests in the Company (the “Merger”).

Indoor Harvest’s Board of Directors (the “Board”) unanimously determined that the transactions contemplated by the Agreement, including the Merger, are in the best interests of Indoor Harvest and its stockholders, and approved the Agreement and the transactions contemplated by the Agreement.

Under the terms of the Agreement, the aggregate purchase price of $1,675,000 consists of the following consideration: (i) a cash consideration payment at closing consisting of eight hundred thousand dollars ($800,000) to each of Seller and John Burleson in accordance with their Pro Rata Portion (as defined therein), less the $313,089.45 due and owing to Indoor Harvest in connection with certain nine separate promissory notes issued by the Company to Indoor Harvest between July 27, 2022 and February 28, 2023, and (ii) a stock consideration payment at closing consisting of one hundred twenty-five million shares (125,000,000) of Indoor Harvest’s common stock, $0.001 par value per share.

369 Hemp, Inc. is a company engaged in the business of manufacturing and distributing hemp cigarettes. Key commercial customers include Green Hemp Co., VGO Market, Xtreme Wholesale and other regional wholesalers, 369 Hemp Inc. has 8 employees and was founded in early 2019 and is based in Mocksville, North Carolina.

The foregoing is intended to be a summary of the terms of the Agreement and is subject to and qualified in its entirety by the text of the Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 7.01 Regulation FD Disclosure.

On May 1, 2023, Indoor Harvest issued a press release announcing its entry into the aforementioned Agreement.

A copy of the press release is attached herewith as Exhibit 99.1.

The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibits 99.1, shall not be incorporated by reference into the filings of Indoor Harvest under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Membership Interest and Stock Purchase Agreement dated April 28, 2023.
99.1	Press Release dated May 1, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDOOR HARVEST CORP.

/s/ Leslie Bocskor
Leslie Bocskor
Chief Executive Officer

Date: May 1, 2023